Exhibit 99.1

801 E. 86th Avenue Merrillville, IN 46410

October 31, 2013

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Managing Director, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

NiSource Reports Third Quarter 2013 Earnings

•	Results on track with 2013 earnings guidance range

•	NIPSCO files long-term natural gas modernization program

•	Continued execution of significant midstream and other infrastructure investments

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $57.1 million, or $0.18 per share, for the three months ended September 30, 2013, compared with $12.2 million, or $0.04 per share for the third quarter of 2012. Operating earnings for the third quarter of 2013 (non-GAAP) were $183.7 million compared to $124.2 million in 2012.

On a GAAP basis, NiSource reported income from continuing operations for the three months ended September 30, 2013, of $49.5 million, or $0.16 per share, compared with $16.6 million, or $0.05 per share, in the same period a year ago. Operating income was $176.4 million for the third quarter of 2013, compared with $131.5 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP.

NiSource’s results for 2013 reflect the company’s $340 million forward sale equity issuance completed on September 10, 2012, which added approximately 24 million common shares outstanding. NiSource’s third quarter 2012 results reflect the costs associated with Columbia Gas Transmission's comprehensive infrastructure modernization settlement with customers.

“As demonstrated by our results to date in 2013, we continue to generate sustainable shareholder and customer value through our team’s consistent execution of NiSource’s expansive, infrastructure-focused investment and growth strategy,” President and Chief Executive Officer Robert C. Skaggs, Jr. said. “This focus on execution has placed us in a solid position to deliver net operating earnings squarely within our guidance range of $1.50 to $1.60 per share for the year (non-GAAP).”

Skaggs noted that NiSource’s operating units are delivering on an enhanced capital investment program totaling approximately $2 billion in 2013. NiSource continues to focus those investments on earnings-accretive infrastructure replacement and modernization programs.

Modernization programs on track; continued progress on midstream projects
NiSource’s Columbia Pipeline Group (CPG) continues to make steady progress on its long-term infrastructure modernization program, as well as a series of midstream and core growth initiatives tied to NiSource’s strong asset position in the Utica and Marcellus Shale production regions.

•
Columbia Gas Transmission is on track to complete the first year of investments under its system modernization settlement, which became effective earlier this year. As provided in the settlement, the company will make a tracker filing reflecting first-year investments of approximately $300 million with the Federal Energy Regulatory Commission (FERC) by the end of this year. Recovery of 2013 program investments is anticipated to begin in February 2014. The modernization settlement covers the initial five years of a 10-15 year program totaling $4-5 billion.

•
On September 30, 2013, Pennant Midstream, LLC announced the construction of an approximately $60 million, 38-mile natural gas liquids pipeline in eastern Ohio. The line will connect the Hickory Bend Cryogenic Processing Plant in New Middletown, Ohio, to the UEO Kensington facility near Kensington in Columbiana County. Initial capacity is expected to deliver up to approximately 90,000 barrels a day, starting in the third quarter of 2014. NiSource Midstream Services, LLC operates Pennant Midstream, which is jointly owned by Harvest Pipeline (an affiliate of Hilcorp Energy Company) and NiSource Midstream. NiSource owns a 50 percent interest in Pennant and is responsible for the same portion of the investment.

•
Pennant Midstream’s Hickory Bend Project remains on schedule, with the majority of the facilities to be operational by the end of this year. The $320 million project involves the construction of approximately 55 miles of 20- and 24-inch gathering pipeline facilities with an initial capacity of 600 million cubic feet per day, and a cryogenic natural gas liquids processing plant with an initial capacity of 200 million cubic feet per day.

•
Millennium Pipeline is on track with development of an approximately $45 million new compressor facility in Delaware County, New York. The project, which will increase the pipeline’s delivery capacity to 850,000 dekatherms per day, is expected to be in service by April 1, 2014. NiSource owns a 47.5 percent interest in Millennium and is responsible for the same percentage of the investment.

•
CPG’s core marketing projects include more than $550 million of investments, including the West Side Expansion Project, the East Side Expansion Project and the Warren County Project, among others, remain on track and will add more than 1 billion cubic feet of capacity when completed over the next two years.

“Our CPG team is delivering on all fronts; from the systematic modernization of our core system to customer and stakeholder-focused development of new midstream and market-driven growth initiatives,” Skaggs said. “These efforts are strengthening the services we provide to our customers, assuring the continued reliability of our system and providing a much-needed foundation for the ongoing development of shale energy supplies.”

NIPSCO files long-term gas system investment plan; executes on major environmental, transmission projects
During the third quarter, Northern Indiana Public Service Company (NIPSCO) continued to advance an agenda of customer service, reliability and long-term growth and modernization initiatives.

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In line with legislation passed earlier this year to support a variety of long-term infrastructure investments, NIPSCO filed a seven-year natural gas infrastructure modernization and expansion plan with the Indiana Utility Regulatory Commission (IURC) on October 3, 2013. The legislation provides for the timely recovery of related investments through deferrals and tracking mechanisms. The natural gas plan outlines a program of qualifying system modernization projects, with anticipated investment opportunities of approximately $700 million. NIPSCO’s seven-year electric infrastructure modernization plan, filed in July with outlined investments of approximately $1 billion, remains under review by the IURC. The company anticipates making its initial electric and natural gas investments in early-to-mid 2014.

•
NIPSCO extended its 2010 natural gas customer rate settlement through 2020 following the August 28 IURC approval of an agreement reached earlier this year with the Indiana Office of Utility Consumer Counselor and other key customer stakeholders.

•
Work continues on NIPSCO’s two electric transmission projects in northern Indiana, which support new jobs, enhance system reliability and offer environmental benefits. For the first project, called Reynolds-Topeka, NIPSCO recently selected the route and is in discussions with landowners and communities along the line’s path. Together the projects will involve an investment by NIPSCO of approximately $500 million.

•
NIPSCO also is executing on an approximately $250 million flue gas desulfurization (FGD) project at NIPSCO’s Michigan City generating station. The project, scheduled for completion by the end of 2015, follows the approximately $500 million FGD project at NIPSCO’s Schahfer generating station, which will be placed into service in the fourth quarter of this year and in late 2014. All FGD projects remain on schedule and are on budget.

•
Also on the environmental front, on October 10, 2013, the IURC issued an order approving NIPSCO's capital projects and associated cost recovery for investments to support compliance with the Environmental Protection Agency’s Mercury and Air Toxics Standards (MATS) rule. The investments are expected to reach approximately $60 million over the next three years.

“Our NIPSCO team is delivering on a broad agenda of initiatives that will strengthen its core natural gas and electric system, while enhancing service and providing a platform for economic growth and development across northern Indiana,” Skaggs said. “NIPSCO is positioned to provide sustainable value for its customers, northern Indiana’s economy and NiSource shareholders for years to come.”

Modernizing natural gas distribution infrastructure and services
NiSource Gas Distribution (NGD) companies continue to deliver strong results by aligning their long-term, $10 billion infrastructure replacement and enhancement programs with a variety of complementary customer programs and regulatory initiatives.

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NGD’s capital program, including infrastructure replacement and enhancement initiatives, is on track to achieve a record investment level of approximately $765 million in 2013. This investment supports the company’s commitment to delivering safe, reliable services to customers and solid financial performance for shareholders.

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Progress continues on a Columbia Gas of Kentucky base rate case filed in May with the Kentucky Public Service Commission. The case seeks an annual revenue increase of $16.6 million. It also supports the company’s ongoing infrastructure investment plans. A decision is expected with rates in effect by early 2014.

•
Columbia Gas of Massachusetts’ base rate case remains on schedule with the Massachusetts Department of Public Utilities. The case, which seeks increased annual revenues of approximately $30 million, is designed to support the company's expanded infrastructure modernization and replacement plans with investment recovery. A decision is expected with rates in effect by March 2014.

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On September 23, 2013, Columbia Gas of Maryland received a final order from the Maryland Public Service Commission on its base rate case. In addition to implementing a revenue normalization adjustment mechanism for residential customers, the order approved an annual revenue increase of $3.6 million. Rates went into effect September 25, 2013.

“Our team continues to set the standard for disciplined project execution, paired with a foundational commitment to customer value and stakeholder engagement,” Skaggs noted.

Affirming 2013 earnings guidance, financing strength
Skaggs said NiSource remains on track to deliver net operating earnings in line with its full-year outlook of $1.50 to $1.60 per share (non-GAAP).

With regard to liquidity, NiSource issued $500 million of 30-year debt at attractive rates on October 10, 2013. In addition, the company increased its revolving credit facility by $500 million to $2 billion, and extended the facility’s term by an additional 16 months to September 2018. These efforts serve to support NiSource’s infrastructure investments while extending the company’s debt maturity profile and lowering borrowing costs. As of the end of the third quarter, NiSource maintained net available liquidity of approximately $1.4 billion.

There will likely be differences between net operating earnings and GAAP earnings. Due to the unpredictability of weather and other factors, NiSource is continuing its practice of not providing GAAP earnings guidance.

Third Quarter 2013 Operating Earnings - Segment Results (non-GAAP)
NiSource's consolidated operating earnings (non-GAAP) for the three months ended September 30, 2013, were $183.7 million, compared to $124.2 million for the same period in 2012. Refer to Schedule 2 for the items included in 2013 and 2012 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource's business segments for the three months ended September 30, 2013, are discussed below.

Columbia Pipeline Group Operations reported operating earnings of $98.7 million for the three months ended September 30, 2013, compared with operating earnings of $38.8 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $67.8 million primarily as a result of Columbia Transmission’s 2012 customer settlement related to its comprehensive infrastructure modernization program.

Operating expenses, excluding the impact of trackers, increased by $10.4 million primarily due to higher depreciation and amortization as a result of the 2012 Columbia Transmission customer settlement and software data conversion costs, partially offset by a gain on the sale of storage base gas and decreased outside services.
Equity earnings increased by $2.5 million primarily from increased earnings at Millennium Pipeline.

Electric Operations reported operating earnings of $90.5 million for the three months ended September 30, 2013, compared with operating earnings of $77.8 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $11.6 million due primarily to an increase in environmental investment cost recovery and higher industrial and commercial margins. This increase was partially offset by the final reconciliation of the revenue credit in 2012 and lower residential margins.

Operating expenses, excluding the impact of trackers, decreased by $1.1 million due primarily to lower storm damage costs and decreased electric generation costs. These decreases were partially offset by higher employee and administrative expenses.

Gas Distribution Operations reported operating earnings loss of $0.5 million for the three months ended September 30, 2013, compared with operating earnings of $9.7 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $12.0 million primarily attributable to increases in regulatory and service programs, including the impact of the implementation of new rates under Columbia Gas of Ohio's approved infrastructure replacement program and the rate settlement at Columbia Gas of Pennsylvania.

Operating expenses, excluding the impact of trackers, increased by $22.2 million due primarily to higher environmental costs, increased outside services, higher depreciation as a result of increased capital expenditures placed in service, and increased employee and administrative costs.

Corporate and Other Operations reported an operating earnings loss of $5.0 million for the three months ended September 30, 2013, compared to an operating earnings loss of $2.1 million for the comparable prior period. The reduction in earnings is primarily attributable to higher outside services costs.

Other Items
Interest expense decreased by $4.2 million due to the maturity of long-term debt in November 2012 and March 2013 and increased allowance for funds used during construction (AFUDC) balances. These decreases were partially offset by the issuance of long-term debt in April 2013.

Other, net reflected income of $4.7 million compared to income of $2.2 million in 2012.

The effective tax rate of net operating earnings was 32.6 percent compared to 34.1 percent for the same period last year.

Nine Month Period 2013 Operating Earnings - Segment Results (non-GAAP)
NiSource's consolidated operating earnings (non-GAAP) for the nine months ended September 30, 2013, were $806.3 million, compared to $757.1 million for the same period in 2012. Refer to Schedule 2 for the items included in 2013 and 2012 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource's business segments for the nine months ended September 30, 2013, are discussed below.

Columbia Pipeline Group Operations reported operating earnings of $320.8 million for the nine months ended September 30, 2013, compared with operating earnings of $269.0 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $57.1 million primarily as a result of the 2012 customer settlement at Columbia Transmission, increased commodity and demand margin revenue and higher royalties from mineral rights. These increases were partially offset by a decrease in shorter term transportation services.

Operating expenses, excluding the impact of trackers, increased by $6.7 million primarily due to software data conversion costs, higher depreciation and amortization, increased employee and administrative expenses and higher other taxes. These increases were partially offset by a gain on the sale of storage base gas.
Electric Operations reported operating earnings of $214.0 million for the nine months ended September 30, 2013, compared with operating earnings of $186.0 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $26.3 million due primarily to an increase in environmental investment cost recovery, higher industrial, residential and commercial margins and transmission upgrade revenue. These increases were partially offset by the final reconciliation of the revenue credit recorded in 2012 and fuel handling costs,

Operating expenses, excluding the impact of trackers, decreased by $1.7 million due primarily to lower electric generation costs largely due to the timing of outages and maintenance. This decrease was partially offset by increased employee and administrative costs and higher depreciation and amortization.

Gas Distribution Operations reported operating earnings of $284.6 million for the nine months ended September 30, 2013, compared with operating earnings of $304.9 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $38.8 million primarily attributable to increases in regulatory and service programs, including the impact of the implementation of new rates under Columbia Gas of Ohio's approved infrastructure replacement program and rate cases at Columbia Gas of Massachusetts and Columbia Gas of Pennsylvania, and an increase in residential and commercial usage.

Operating expenses, excluding the impact of trackers, increased by $59.1 million due primarily to increased employee and administrative costs, higher outside services, an increase in environmental costs, higher depreciation due to an increase in capital expenditures placed in service, increased other taxes and higher materials and supplies.

Corporate and Other Operations reported an operating earnings loss of $13.1 million for the nine months ended September 30, 2013, compared to an operating earnings loss of $2.8 million for the comparable prior period. The reduction in earnings is primarily attributable to the recognition in the prior year of unrealized gains on increases in cash surrender value of corporate owned life insurance investments.

Other Items
Interest expense decreased by $10.1 million due to the maturity of long-term debt in November 2012 and March 2013, increased AFUDC balances and lower short-term borrowings and rates. These decreases were partially offset by the issuance of long-term debt in June 2012 and April 2013.

Other, net reflected income of $22.1 million compared to income of $6.0 million in 2012. The increase is primarily attributable to a gain from insurance proceeds and AFUDC earnings.

The effective tax rate of net operating earnings was 34.1 percent compared to 35.3 percent for the same period last year.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource's businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource's assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counterparty credit risk and the matters set forth in the "Risk Factors" Section in NiSource's most recent Form 10-K and subsequent reports on Form 10-Q, many of which are risks beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions, except per share amounts)	2013	2012	2013	2012
Net Revenues
Gas Distribution	$255.3	$225.8	$1,541.8	$1,424.2
Gas Transportation and Storage	350.1	278.2	1,185.1	1,043.7
Electric	416.4	412.1	1,177.0	1,136.5
Other	61.2	33.5	162.8	63.2
Gross Revenues	1,083.0	949.6	4,066.7	3,667.6
Cost of Sales (excluding depreciation and amortization)	243.2	227.3	1,268.4	1,090.3
Total Net Revenues	839.8	722.3	2,798.3	2,577.3
Operating Expenses
Operation and maintenance	387.4	366.5	1,125.7	1,070.2
Operation and maintenance - trackers	81.5	52.3	249.9	141.1
Depreciation and amortization	144.5	121.7	427.7	408.2
Depreciation and amortization - trackers	—	3.5	3.7	9.7
Gain on sale of storage base gas	(11.1)	—	(11.1)	—
Other taxes	56.1	54.2	175.4	165.3
Other taxes - trackers	8.2	7.9	46.3	49.9
Total Operating Expenses	666.6	606.1	2,017.6	1,844.4
Equity Earnings in Unconsolidated Affiliates	10.5	8.0	25.6	24.2
Operating Earnings	183.7	124.2	806.3	757.1
Other Income (Deductions)
Interest expense, net	(103.7)	(107.9)	(304.3)	(314.4)
Other, net	4.7	2.2	22.1	6.0
Total Other Deductions	(99.0)	(105.7)	(282.2)	(308.4)
Operating Earnings From Continuing Operations
Before Income Taxes	84.7	18.5	524.1	448.7
Income Taxes	27.6	6.3	178.9	158.5
Net Operating Earnings from Continuing Operations	57.1	12.2	345.2	290.2
GAAP Adjustment	(7.6)	4.4	(7.3)	(13.5)
GAAP Income from Continuing Operations	$49.5	$16.6	$337.9	$276.7
Basic Net Operating Earnings Per Share from Continuing Operations	$0.18	$0.04	$1.11	$1.02
GAAP Basic Earnings Per Share from Continuing Operations	$0.16	$0.05	$1.08	$0.97
Basic Average Common Shares Outstanding	312.8	290.3	312.1	285.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Gas Distribution Operations
(in millions)	2013	2012	2013	2012
Net Revenues
Sales revenues	$412.8	$378.4	$2,131.4	$1,924.7
Less: Cost of gas sold	131.8	116.6	964.7	810.8
Net Revenues	281.0	261.8	1,166.7	1,113.9
Operating Expenses
Operation and maintenance	184.9	167.5	546.2	501.7
Operation and maintenance - trackers	14.2	7.3	68.4	50.8
Depreciation and amortization	51.1	47.8	149.7	141.2
Other taxes	23.1	21.6	71.5	65.4
Other taxes - trackers	8.2	7.9	46.3	49.9
Total Operating Expenses	281.5	252.1	882.1	809.0
Operating (Loss) Earnings	$(0.5)	$9.7	$284.6	$304.9
GAAP Adjustment	(4.5)	0.7	(5.5)	(41.5)
GAAP Operating (Loss) Income	$(5.0)	$10.4	$279.1	$263.4

	Three Months Ended September 30,		Nine Months Ended September 30,
Columbia Pipeline Group Operations
(in millions)	2013	2012	2013	2012
Net Revenues
Transportation revenues	$176.4	$109.3	$558.9	$506.9
Storage revenues	48.6	49.2	147.8	147.2
Other revenues	57.7	29.6	151.2	50.4
Total Operating Revenues	282.7	188.1	857.9	704.5
Less: Cost of Sales	0.1	—	0.3	1.0
Net Revenues	282.6	188.1	857.6	703.5
Operating Expenses
Operation and maintenance	97.9	94.5	272.4	262.1
Operation and maintenance - trackers	67.3	40.6	175.6	78.6
Depreciation and amortization	26.7	8.2	78.9	74.2
Gain on sale of storage base gas	(11.1)	—	(11.1)	—
Other taxes	13.6	14.0	46.6	43.8
Total Operating Expenses	194.4	157.3	562.4	458.7
Equity Earnings in Unconsolidated Affiliates	10.5	8.0	25.6	24.2
Operating Earnings	$98.7	$38.8	$320.8	$269.0
GAAP Adjustment	—	—	0.2	(0.1)
GAAP Operating Income	$98.7	$38.8	$321.0	$268.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Electric Operations
(in millions)	2013	2012	2013	2012
Net Revenues
Sales revenues	$416.8	$412.6	$1,178.2	$1,137.8
Less: Cost of sales	142.2	141.7	408.4	382.5
Net Revenues	274.6	270.9	769.8	755.3
Operating Expenses
Operation and maintenance	107.1	108.9	317.8	324.4
Operation and maintenance - trackers	—	4.4	5.9	11.7
Depreciation and amortization	60.6	60.2	180.5	176.5
Depreciation and amortization - trackers	—	3.5	3.7	9.7
Other taxes	16.4	16.1	47.9	47.0
Total Operating Expenses	184.1	193.1	555.8	569.3
Operating Earnings	$90.5	$77.8	$214.0	$186.0
GAAP Adjustment	(3.0)	5.9	(1.8)	14.2
GAAP Operating Income	$87.5	$83.7	$212.2	$200.2

	Three Months Ended September 30,		Nine Months Ended September 30,
Corporate and Other Operations
(in millions)	2013	2012	2013	2012
Operating (Loss) Earnings	$(5.0)	$(2.1)	$(13.1)	$(2.8)
GAAP Adjustment	0.2	0.7	0.1	3.8
GAAP Operating (Loss) Income	$(4.8)	$(1.4)	$(13.0)	$1.0

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended September 30,		Nine Months Ended September 30,

Gas Distribution Operations	2013	2012	2013	2012
Sales and Transportation (MMDth)
Residential	15.2	15.4	182.0	146.6
Commercial	16.2	19.7	118.5	106.1
Industrial	120.7	119.2	367.4	364.6
Off System	15.6	16.0	55.7	46.7
Other	—	—	0.4	0.2
Total	167.7	170.3	724.0	664.2
Weather Adjustment	(0.1)	(0.8)	0.6	52.2
Sales and Transportation Volumes - Excluding Weather	167.6	169.5	724.6	716.4

Heating Degree Days	94	123	3,576	2,859
Normal Heating Degree Days	85	88	3,576	3,627
% Colder (Warmer) than Normal	11%	40%	—%	(21)%

Customers
Residential			3,022,289	3,006,298
Commercial			276,219	275,356
Industrial			7,488	7,706
Other			22	22
Total			3,306,018	3,289,382

	Three Months Ended September 30,		Nine Months Ended September 30,

Columbia Pipeline Group Operations	2013	2012	2013	2012
Throughput (MMDth)
Columbia Transmission	158.4	189.1	790.8	778.9
Columbia Gulf	134.0	205.9	494.0	669.8
Crossroads Pipeline	4.1	3.3	12.4	11.7
Intrasegment eliminations	(36.5)	(86.1)	(211.8)	(314.6)
Total	260.0	312.2	1,085.4	1,145.8

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended September 30,		Nine Months Ended September 30,

Electric Operations	2013	2012	2013	2012
Sales (Gigawatt Hours)
Residential	1,000.5	1,118.7	2,633.7	2,761.1
Commercial	1,066.1	1,071.1	2,929.9	2,955.3
Industrial	2,337.2	2,247.9	6,913.1	6,964.9
Wholesale	108.6	157.9	664.6	233.0
Other	31.3	26.7	91.5	85.1
Total	4,543.7	4,622.3	13,232.8	12,999.4
Weather Adjustment	44.0	(87.5)	26.4	(160.7)
Sales Volumes - Excluding Weather impacts	4,587.7	4,534.8	13,259.2	12,838.7

Cooling Degree Days	531	674	781	1,051
Normal Cooling Degree Days	570	578	799	808
% (Colder) Warmer than Normal	(7)%	17%	(2)%	30%

Electric Customers
Residential			401,174	400,158
Commercial			54,267	53,884
Industrial			2,371	2,441
Wholesale			728	715
Other			6	6
Total			458,546	457,204

NiSource Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions, except per share amounts)	2013	2012	2013	2012
Net Operating Earnings from Continuing Operations (Non-GAAP)	$57.1	$12.2	$345.2	$290.2
Items excluded from operating earnings
Net Revenues:
Weather - compared to normal	(3.0)	6.6	(2.9)	(30.4)
Settlement Agreement	(3.2)	—	(3.2)	—
Operating Expenses:
Legal reserve adjustment	—	—	—	3.1
(Loss) Gain on sale of assets and asset impairments	(1.1)	0.7	(0.9)	3.7
Total items excluded from operating earnings	(7.3)	7.3	(7.0)	(23.6)
Other Deductions:
Investment impairment	—	—	—	(0.7)
Tax effect of above items	2.8	(2.9)	2.8	10.8
Income taxes - rate changes	(3.1)	—	(3.1)	—
Total items excluded from net operating earnings	(7.6)	4.4	(7.3)	(13.5)
Reported Income from Continuing Operations - GAAP	$49.5	$16.6	$337.9	$276.7
Basic Average Common Shares Outstanding	312.8	290.3	312.1	285.9
Basic Net Operating Earnings Per Share from Continuing Operations	$0.18	$0.04	$1.11	$1.02
Items excluded from net operating earnings (after-tax)	(0.02)	0.01	(0.03)	(0.05)
GAAP Basic Earnings Per Share from Continuing Operations	$0.16	$0.05	$1.08	$0.97

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Quarter ended September 30,

2013 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$(0.5)	$98.7	$90.5	$(5.0)	$183.7
Net Revenues:
Weather - compared to normal	—	—	(3.0)	—	(3.0)
Settlement Agreement	(3.2)	—	—	—	(3.2)
Total Impact - Net Revenues	(3.2)	—	(3.0)	—	(6.2)
Operating Expenses:
(Loss) Gain on sale of assets and asset impairments	(1.3)	—	—	0.2	(1.1)
Total Impact - Operating Expenses	(1.3)	—	—	0.2	(1.1)
Total Impact - Operating (Loss) Income	$(4.5)	$—	$(3.0)	$0.2	$(7.3)
Operating (Loss) Income - GAAP	$(5.0)	$98.7	$87.5	$(4.8)	$176.4

2012 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$9.7	$38.8	$77.8	$(2.1)	$124.2
Net Revenues:
Weather - compared to normal	0.7	—	5.9	—	6.6
Total Impact - Net Revenues	0.7	—	5.9	—	6.6
Operating Expenses:
Gain on sale of assets and asset impairments	—	—	—	0.7	0.7
Total Impact - Operating Expenses	—	—	—	0.7	0.7
Total Impact - Operating Income	$0.7	$—	$5.9	$0.7	$7.3
Operating Income (Loss) - GAAP	$10.4	$38.8	$83.7	$(1.4)	$131.5

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Nine Months ended September 30,

2013 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$284.6	$320.8	$214.0	$(13.1)	$806.3
Net Revenues:
Weather - compared to normal	(1.1)	—	(1.8)	—	(2.9)
Settlement Agreement	(3.2)	—	—	—	(3.2)
Total Impact - Net Revenues	(4.3)	—	(1.8)	—	(6.1)
Operating Expenses:
(Loss) Gain on sale of assets and asset impairments	(1.2)	0.2	—	0.1	(0.9)
Total Impact - Operating Expenses	(1.2)	0.2	—	0.1	(0.9)
Total Impact - Operating (Loss) Income	$(5.5)	$0.2	$(1.8)	$0.1	$(7.0)
Operating Income (Loss) - GAAP	$279.1	$321.0	$212.2	$(13.0)	$799.3

2012 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$304.9	$269.0	$186.0	$(2.8)	$757.1
Net Revenues:
Weather - compared to normal	(41.5)	—	11.1	—	(30.4)
Total Impact - Net Revenues	(41.5)	—	11.1	—	(30.4)
Operating Expenses:
Legal reserve adjustment	—	—	3.1	—	3.1
(Loss) Gain on sale of assets and asset impairments	—	(0.1)	—	3.8	3.7
Total Impact - Operating Expenses	—	(0.1)	3.1	3.8	6.8
Total Impact - Operating (Loss) Income	$(41.5)	$(0.1)	$14.2	$3.8	$(23.6)
Operating Income - GAAP	$263.4	$268.9	$200.2	$1.0	$733.5

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2013	2012	2013	2012
Net Revenues
Gas Distribution	$255.1	$226.3	$1,540.6	$1,382.6
Gas Transportation and Storage	346.9	278.3	1,181.9	1,043.7
Electric	413.4	418.0	1,175.2	1,147.7
Other	61.4	33.6	162.8	63.3
Gross Revenues	1,076.8	956.2	4,060.5	3,637.3
Cost of Sales (excluding depreciation and amortization)	243.0	227.2	1,268.3	1,090.3
Total Net Revenues	833.8	729.0	2,792.2	2,547.0
Operating Expenses
Operation and maintenance	468.9	418.6	1,375.6	1,208.2
Depreciation and amortization	144.5	125.3	431.4	418.0
Gain on sale of assets, net	(9.8)	(0.7)	(10.2)	(3.8)
Other taxes	64.3	62.3	221.7	215.3
Total Operating Expenses	667.9	605.5	2,018.5	1,837.7
Equity Earnings in Unconsolidated Affiliates	10.5	8.0	25.6	24.2
Operating Income	176.4	131.5	799.3	733.5
Other Income (Deductions)
Interest expense, net	(103.7)	(107.9)	(304.3)	(314.4)
Other, net	4.7	2.2	22.1	5.3
Total Other Deductions	(99.0)	(105.7)	(282.2)	(309.1)
Income from Continuing Operations before Income Taxes	77.4	25.8	517.1	424.4
Income Taxes	27.9	9.2	179.2	147.7
Income from Continuing Operations	49.5	16.6	337.9	276.7
Income from Discontinued Operations - net of taxes	0.1	2.7	7.5	5.4
(Loss) Gain on Disposition of Discontinued Operations - net of taxes	(1.5)	—	34.9	—
Net Income	$48.1	$19.3	$380.3	$282.1
Basic Earnings Per Share
Continuing operations	$0.16	$0.05	$1.08	$0.97
Discontinued operations	—	0.01	0.14	0.02
Basic Earnings Per Share	$0.16	$0.06	$1.22	$0.99
Diluted Earnings Per Share
Continuing operations	$0.16	$0.05	$1.08	$0.93
Discontinued operations	—	0.01	0.14	0.02
Diluted Earnings Per Share	$0.16	$0.06	$1.22	$0.95
Dividends Declared Per Common Share	$0.25	$0.24	$0.98	$0.94
Basic Average Common Shares Outstanding	312.8	290.3	312.1	285.9
Diluted Average Common Shares	313.8	300.0	313.0	296.7

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	September 30, 2013	December 31, 2012
ASSETS
Property, Plant and Equipment
Utility plant	$22,869.7	$21,642.3
Accumulated depreciation and amortization	(9,258.6)	(8,986.4)
Net utility plant	13,611.1	12,655.9
Other property, at cost, less accumulated depreciation	301.3	260.0
Net Property, Plant and Equipment	13,912.4	12,915.9
Investments and Other Assets
Unconsolidated affiliates	327.8	243.3
Other investments	201.6	194.4
Total Investments and Other Assets	529.4	437.7
Current Assets
Cash and cash equivalents	14.9	36.3
Restricted cash	18.3	46.8
Accounts receivable (less reserve of $20.2 and $24.0, respectively)	591.0	907.3
Income tax receivable	6.4	130.9
Gas inventory	454.8	326.6
Underrecovered gas and fuel costs	16.4	45.0
Materials and supplies, at average cost	99.9	97.4
Electric production fuel, at average cost	39.8	71.7
Price risk management assets	21.1	0.5
Exchange gas receivable	84.3	51.3
Assets of discontinued operations and assets held for sale	—	133.9
Regulatory assets	152.5	162.8
Prepayments and other	246.1	357.2
Total Current Assets	1,745.5	2,367.7
Other Assets
Price risk management assets	—	40.7
Regulatory assets	1,863.2	2,024.4
Goodwill	3,666.2	3,677.3
Intangible assets	278.4	286.6
Deferred charges and other	89.0	94.4
Total Other Assets	5,896.8	6,123.4
Total Assets	$22,084.1	$21,844.7

NiSource Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	September 30, 2013	December 31, 2012
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 313,135,192 and 310,280,867 shares outstanding, respectively	$3.2	$3.1
Additional paid-in capital	4,672.9	4,597.6
Retained earnings	1,133.8	1,059.6
Accumulated other comprehensive loss	(60.4)	(65.5)
Treasury stock	(48.6)	(40.5)
Total Common Stockholders’ Equity	5,700.9	5,554.3
Long-term debt, excluding amounts due within one year	7,089.1	6,819.1
Total Capitalization	12,790.0	12,373.4
Current Liabilities
Current portion of long-term debt	541.2	507.2
Short-term borrowings	820.8	776.9
Accounts payable	369.6	538.9
Dividends payable	78.3	—
Customer deposits and credits	249.2	269.6
Taxes accrued	181.3	235.5
Interest accrued	71.6	133.7
Overrecovered gas and fuel costs	31.7	22.1
Price risk management liabilities	8.8	8.2
Exchange gas payable	207.3	146.2
Deferred revenue	21.3	42.8
Regulatory liabilities	75.5	171.6
Accrued liability for postretirement and postemployment benefits	6.1	6.1
Liabilities of discontinued operations and liabilities held for sale	—	108.6
Legal and environmental reserves	34.2	42.2
Other accruals	308.7	309.7
Total Current Liabilities	3,005.6	3,319.3
Other Liabilities and Deferred Credits
Price risk management liabilities	1.5	2.6
Deferred income taxes	3,133.5	2,953.3
Deferred investment tax credits	21.9	24.8
Deferred credits	94.9	84.1
Noncurrent deferred revenue	23.1	—
Accrued liability for postretirement and postemployment benefits	1,003.1	1,107.3
Regulatory liabilities and other removal costs	1,615.9	1,593.3
Asset retirement obligations	175.5	160.4
Other noncurrent liabilities	219.1	226.2
Total Other Liabilities and Deferred Credits	6,288.5	6,152.0
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$22,084.1	$21,844.7

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Nine Months Ended September 30, (in millions)	2013	2012
Operating Activities
Net Income	$380.3	$282.1
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	431.4	418.0
Net changes in price risk management assets and liabilities	1.9	1.2
Deferred income taxes and investment tax credits	199.1	132.8
Deferred revenue	1.6	(0.7)
Stock compensation expense and 401(k) profit sharing contribution	39.7	33.0
Gain on sale of assets	(10.2)	(3.8)
Income from unconsolidated affiliates	(25.5)	(22.9)
Gain on disposition of discontinued operations - net of tax	(34.9)	—
Income from discontinued operations - net of taxes	(7.5)	(5.4)
Amortization of debt related costs	7.0	7.3
AFUDC equity	(12.7)	(4.7)
Distributions of earnings received from equity investees	19.0	25.1
Changes in Assets and Liabilities:
Accounts receivable	318.4	333.9
Income tax receivable	124.6	(55.1)
Inventories	(103.7)	19.6
Accounts payable	(177.7)	(151.0)
Customer deposits and credits	(20.4)	(50.0)
Taxes accrued	(68.0)	(41.3)
Interest accrued	(62.1)	(29.0)
Over(Under)recovered gas and fuel costs	38.1	(9.1)
Exchange gas receivable/payable	28.1	(10.2)
Other accruals	(36.5)	(90.9)
Prepayments and other current assets	45.5	48.3
Regulatory assets/liabilities	71.5	96.3
Postretirement and postemployment benefits	(95.9)	(11.6)
Deferred credits	11.1	7.6
Deferred charges and other noncurrent assets	11.8	28.1
Other noncurrent liabilities	(6.3)	4.1
Net Operating Activities from Continuing Operations	1,067.7	951.7
Net Operating Activities from (used for) Discontinued Operations	10.9	(9.9)
Net Cash Flows from Operating Activities	1,078.6	941.8
Investing Activities
Capital expenditures	(1,297.3)	(1,022.2)
Insurance recoveries	6.4	3.0
Proceeds from disposition of assets	17.9	23.6
Restricted cash withdrawals	28.5	95.8
Contributions to equity investees	(77.1)	(11.3)
Other investing activities	(48.4)	(38.1)
Net Investing Activities used for Continuing Operations	(1,370.0)	(949.2)
Net Investing Activities from (used for) Discontinued Operations	118.7	(2.1)
Net Cash Flows used for Investing Activities	(1,251.3)	(951.3)
Financing Activities
Issuance of long-term debt	815.3	991.4
Repayments of long-term debt and capital lease obligations	(505.2)	(11.6)
Premiums and other debt related costs	(3.2)	(3.4)
Change in short-term borrowings, net	43.9	(1,133.7)
Issuance of common stock	36.1	376.4
Acquisition of treasury stock	(8.0)	(10.0)
Dividends paid - common stock	(227.6)	(198.8)
Net Cash Flows from Financing Activities	151.3	10.3
Change in cash and cash equivalents (used for) from continuing operations	(151.0)	12.8
Cash contributions from (to) discontinued operations	129.6	(12.0)
Cash and cash equivalents at beginning of period	36.3	11.5
Cash and Cash Equivalents at End of Period	$14.9	$12.3